UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 9, 2010

Aon Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Street, Chicago, Illinois (Address of Principal Executive Offices)	60601 (Zip Code)

Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Annual Incentive Awards for 2010 Performance.

On March 9, 2010, the Organization and Compensation Committee (the “Committee”) of the Board of Directors of Aon Corporation (“Aon” or the “Company”) established budgeted pre-tax income from continuing operations as the corporate performance measure for 2010 under the Aon Senior Officer Incentive Compensation Plan, as amended and restated effective January 1, 2006, and as approved by stockholders in 2006 (the “Plan”).  The Committee designated each of Aon’s officers subject to Section 16 of the Securities Exchange Act of 1934, as amended (“Section 16 Officers”) as eligible to participate in the Plan for 2010.  Under the Plan, no payout will occur unless a minimum threshold of 85% of planned pre-tax income from continuing operations has been met.

On March 9, 2010, the Committee also established the 2010 annual incentive targets for each of Aon’s Section 16 Officers.  Certain of the Company’s executive officers who will be named in the Summary Compensation Table for Fiscal Years 2009, 2008 and 2007 of Aon’s Proxy Statement for the 2010 Annual Meeting of Stockholders (the “Named Executive Officers”) were assigned a target incentive as a percentage of base salary, including 200% for Gregory C. Case; 150% for each of Christa Davies, Stephen P. McGill and Andrew M. Appel; and 100% for Baljit Dail.  Additionally, on March 9, 2010 the Committee established the maximum incentive payable under the Plan to Aon’s Section 16 Officers.  Each Named Executive Officer is eligible to receive up to 300% of his or her target incentive based on the achievement of specified performance targets, subject to the current cap of $5 million established under the Plan.

Long-Term Incentives.

On March 9, 2010, the Committee approved performance-based long-term incentive awards to certain of the Named Executive Officers.  The awards for the Named Executive Officers and other eligible recipients were granted pursuant to the Leadership Performance Program, which the Committee approved and adopted on March 9, 2010 as a sub-plan of the Aon Stock Incentive Plan, as amended and restated (the “Stock Plan”).    The Leadership Performance Program is part of Aon’s broad-based stock award strategy that is intended to drive the overall success of Aon while encouraging employee retention.

Each Leadership Performance Program award represents performance share units that will be earned and settled in Aon common stock based upon Aon’s performance relative to a cumulative adjusted earnings per share target over the period beginning January 1, 2010 and ending December 31, 2012 (the “Performance Period”).  The total performance score can range from a minimum of 0% to a maximum of 200% of target.  The Committee has the discretion to adjust Aon’s performance results or the target to take into account extraordinary or unusual items occurring during the Performance Period.  The nominal value of the awards was determined by the Committee, and the number of target performance share units was calculated as of the date of grant based upon the fair market value of Aon common stock as of such date.  Upon completion of the Performance Period, an award will be determined and settled in Aon common stock.

The Named Executive Officers were awarded the following number of target performance share units:

Name	Target Performance Share Units
Gregory C. Case	411,523
Christa Davies	54,466
Stephen P. McGill	72,622
Andrew M. Appel	48,414
Baljit Dail	36,311

The number of target performance share units shown for Mr. Case includes:  (i) a grant of performance share units having a target value of $7,000,000 as a regular annual long-term incentive award; and (ii) an additional grant of performance share units having a target value of $10,000,000 pursuant to the terms of his amended and restated employment agreement dated as of November 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon CORPORATION

	By:	/s/ Jennifer L. Kraft
Jennifer L. Kraft
Vice President and Secretary

Date: March 12, 2010